UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 14, 2012

Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 209
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, Fortress International Group, Inc. (the “Company”) entered into an Amendment No. 1 to Executive Employment Agreement (“Amendment No. 1”) with Anthony Angelini, Chief Executive Officer of the Company. The amendment increases Mr. Angelini’s annual base salary by $100,000 to $350,000, effective March 19, 2012.  A copy of Amendment No. 1 is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On March 14, 2012, the Company entered into an Amendment to Executive Employment Agreement (the “Amendment”) with Gerard J. Gallagher, the President and Chief Operating Officer of the Company. The amendment decreases Mr. Gallagher’s annual base salary to $75,000, effective April 1, 2012 through December 31, 2012, and automatically increases Mr. Gallagher’s annual base salary to $175,000, effective January 1, 2013 through December 31, 2013. A copy of the Amendment is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

99.1	Amendment No. 1 to Executive Employment Agreement, effective as of March 14, 2012, between the Company and Anthony Angelini.
99.2	Amendment to Executive Employment Agreement, effective as of March 14, 2012, between the Company and Gerald J. Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: March 19, 2012